UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

BROADMARK REALTY CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000

Seattle, WA 98101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 971-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	BRMK	New York Stock Exchange
Warrants, each exercisable for one fourth (1/4th) share of Common Stock at an exercise price of $2.875 per one fourth (1/4th) share	BRMK WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended. ☐

Item 8.01	Other Events

On March 2, 2021, Broadmark Realty Capital Inc. (the “Company”) entered into a distribution agreement with J.P. Morgan Securities LLC, Barclays Capital Inc., B. Riley Securities, Inc., JMP Securities LLC and Raymond James & Associates, Inc. as sales agents (each, an “Agent” and, collectively, the “Agents”) to sell shares of the Company’s common stock, par value $0.001 per share (the “Shares”), having an aggregate gross sales price of up to $200,000,000, from time to time, through an “at-the-market” equity offering program (the “ATM Program”).

Sales of the Shares, if any, pursuant to the distribution agreement may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including, sales made by means of ordinary brokers’ transactions, including directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices. The Company will pay each Agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales prices of the Shares sold pursuant to the distribution agreement by such Agent. The Company has no obligation to sell any of the Shares under the distribution agreement and may at any time suspend solicitation and offers under the distribution agreement.

The Company intends to use the net proceeds from sales of Shares under the ATM Program for general corporate purposes, including to fund the Company’s lending activities.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-251075). The Company filed a prospectus supplement, dated March 2, 2021 (the “ATM Prospectus Supplement”), with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The distribution agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties and termination provisions. A copy of the distribution agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the distribution agreement in this Item 8.01 is qualified in its entirety by reference to Exhibit 1.1, which is incorporated herein by reference.

Attached as Exhibit 5.1 to this Current Report on Form 8-K is a copy of the opinion of Venable LLP regarding the validity of the Shares offered pursuant to the ATM Prospectus Supplement. Attached as Exhibit 8.1 to this Current Report on Form 8-K is a copy of the opinion of Bryan Cave Leighton Paisner LLP regarding certain tax matters in connection with the ATM Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Distribution Agreement, dated March 2, 2021, by and among the Company and the Agents.
5.1	Opinion of Venable LLP.
8.1	Opinion of Bryan Cave Leighton Paisner LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 8.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADMARK REALTY CAPITAL INC.

By:	/s/ Nevin Boparai
Name: Nevin Boparai
Title: Executive Vice President and Chief Legal Officer

Date: March 2, 2021